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                                                                    EXHIBIT 3.10

                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                WPC BRANDS, INC.

     The undersigned certifies that he is and that at all times here mentioned has been the duly appointed and acting President of WPC Brands, Inc., formerly known as Wisconsin Pharmacal Company, Inc. (the "Corporation"), and further certifies that:

     1.   The name of the Corporation is WPC Brands, Inc.

     2. The Second Amended and Restated Articles of Incorporation set forth below supersede and take the place of the heretofore existing Amended and Restated Articles of Incorporation and any amendments thereto EFFECTIVE APRIL 1, 2000.

     3. The Second Amended and Restated Articles of Incorporation of the Corporation are as follows:


                                    ARTICLE I

                                      NAME

          The name of the corporation is WPC Brands, Inc.

                                   ARTICLE II

                               PURPOSES: EXISTENCE

          The purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the Wisconsin Business Corporation Law. The period of existence for the corporation shall be perpetual.

                                   ARTICLE III

                                  CAPITAL STOCK

          3.1 GENERAL. The aggregate number of shares which the corporation shall have authority to issue, which may be whole or fractional shares, is Five Million Five Hundred Fifty-Six Thousand Nine Hundred Fifty-Six (5,556,956) shares, divided into classes and series as follows:

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               3.1.1  A class of Five Million Five Hundred Fifty-Five Thousand
Seven Hundred Fifty-Six (5,555,756) shares of Common Stock (the "Common Stock"), consisting of:

                      3.1.1.1 Two Million Five Hundred Fifty Thousand One Hundred (2,550,100) shares of Class A Common Stock, one cent ($.01) par value per share (the "Class A Common Stock");

                      3.1.1.2 Two Million Four Hundred Fifty Thousand One Hundred (2,450,100) shares of Class B Common Stock, one one-thousandth of a cent ($.00001) par value per share (the "Class B Common Stock"); and

                      3.1.1.3 Five Hundred Fifty-Five Thousand Five Hundred Fifty-Six (555,556) shares of Class C Common Stock, one cent ($.01) par value per share (the "Class C Common Stock");

               3.1.2 A class of One Thousand Two Hundred (1,200) shares of Preferred Stock (the "Preferred Stock"), consisting of:

                      3.1.2.1 Six Hundred Seventy-Two and 55/100 (672.55) shares of Series A Preferred Stock, one cent ($.01) par value per share (the "Series A Preferred Stock"); and

                      3.1.2.2 Five Hundred Twenty-Seven and 45/100 (527.45) shares of Series B Preferred Stock, one cent ($.01) par value per share (the "Series B Preferred Stock").

          3.2 TERMS OF THE COMMON STOCK. The powers, preferences, rights, qualifications, limitations and restrictions of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be identical except as follows:

               3.2.1  LIQUIDATION.

                      3.2.1.1 LIQUIDATION PREFERENCE OF THE CLASS A COMMON STOCK. In the case of any Liquidation (as defined below) and subject to the rights of the holders of the Preferred Stock, the holders of the Class A Common Stock shall be entitled to receive out of the assets of the corporation in money or money's worth all declared but unpaid dividends on the Class A Common Stock (whether in the form of cash or stock) together with the sum of 2745/10,000 Dollars ($0.2745) per share before any of such assets shall be paid or distributed to holders of the Class B Common Stock or the Class C Common Stock, and if the assets of the corporation shall be insufficient to pay the holders of all of the shares of Class A Common Stock then outstanding the entire amounts to which they may be entitled pursuant hereto, the holders of each outstanding share of the Class A Common Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to the Class A Common Stock if all amounts payable thereon were paid in full.

                      3.2.1.2 REMAINING LIQUIDATION PROCEEDS. Upon payment in full of the amounts described in Section 3.2.1.1, the holders of the Class A Common Stock, the holders of

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the Class B Common Stock and the holders of the Class C Common Stock shall share, on a pro rata basis, in any remaining Liquidation proceeds.

               3.2.2  VOTING.

                      3.2.2.1 CLASS A COMMON STOCK AND CLASS B COMMON STOCK. The holder of each share of Class A Common Stock and the holder of each share of Class B Common Stock shall be entitled to one (1) vote per share on each matter on which the shareholders of the corporation vote and shall vote together with the holders of the Series A Preferred Stock as a single class and voting group, except as may be required by law.

                      3.2.2.2 CLASS C COMMON STOCK. The holders of Class C Common Stock shall not be entitled to any vote on any matter except as may be required by law.

          3.3 TERMS OF THE PREFERRED STOCK. The powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock shall be as follows:

               3.3.1  DIVIDENDS.

                      3.3.1.1 SERIES A PREFERRED STOCK. Before any dividends shall be paid or set apart for payment upon the Common Stock, the holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends at a per share annual rate equal to the greater of: (A) the aggregate dividend rate for dividends declared or paid on the Common Stock during any year; or (B) Two Hundred Forty-Nine and 80/100 Dollars ($249.80). All such dividends shall accrue on each share of the Series A Preferred Stock from the date of issuance, and shall be paid quarterly on the last days of March, June, September and December, commencing on March 31, 1996. All dividends on the Series A Preferred Stock shall be cumulative so that if the corporation shall not pay any dividend, or any part thereof, on the shares of Series A Preferred Stock then issued and outstanding, such deficiency shall thereafter be fully paid before any dividend shall be paid or set apart for payment on the Common Stock. If the corporation shall not pay any dividend, or any part thereof, on the Series A Preferred Stock when due, the unpaid portion of such dividend shall accrue interest at a rate of six percent (6%) per annum, which shall be due and payable when the unpaid portion of such dividend is paid. Any interest payment due under the preceding sentence shall be deemed an accrued but unpaid dividend for purposes hereof.

     The corporation may pay all quarterly dividends that accrue on the Series A Preferred Stock by the issuance of shares of the Series B Preferred Stock. If the corporation elects to pay any quarterly dividend on the Series A Preferred Stock by the issuance of shares of Series B Preferred Stock, the corporation shall, on the first business day after each such dividend payment date, mail to the holders of the Series A Preferred Stock an appropriate stock certificate representing that number of shares of the Series B Preferred Stock which is equal to: (A) the relevant dividend; divided by (B) Four Thousand One Hundred Sixty-Three and 26/100 Dollars ($4,163.26). The corporation may pay each quarterly dividend on the Series A Preferred Stock all in cash or all in shares of the Series B Preferred Stock, but may not pay any quarterly dividend on the Series A Preferred Stock partly in cash and partly in shares of the Series B Preferred Stock.

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                      3.3.1.2 SERIES B PREFERRED STOCK. Before any dividends
shall be paid or set apart for payment upon the Common Stock, the holders of the Series B Preferred Stock shall be entitled to receive cumulative dividends at a per share annual rate equal to the greater of: (A) the aggregate dividend rate for dividends declared or paid on the Common Stock during any year; or (B) Two Hundred Forty-Nine and 80/100 Dollars ($249.80). All dividends shall accrue on each share of the Series B Preferred Stock from the date of issuance, and shall be paid quarterly on the last days of March, June, September and December in each year, commencing on the quarterly payment date immediately following the first issuance of any shares of Series B Preferred Stock. All dividends on the Series B Preferred Stock shall be cumulative so that if the corporation shall not pay any dividend, or any part thereof, on the shares of Series B Preferred Stock then issued and outstanding, such deficiency shall thereafter be fully paid before any dividend shall be paid or set apart for payment on the Common Stock. If the corporation shall not pay any dividend, or part thereof, on the Series B Preferred Stock when due, the unpaid portion of such dividend shall accrue interest at a rate of six percent (6%) per annum, which shall be due and payable when the unpaid portion of such dividend is paid. Any interest payment due under the preceding sentence shall be deemed an accrued but unpaid dividend for purposes hereof.

     The corporation may pay all quarterly dividends that accrue on the Series B Preferred Stock by the issuance of shares of the Series B Preferred Stock. If the corporation elects to pay any quarterly dividend on the Series B Preferred Stock by the issuance of shares of Series B Preferred Stock, the corporation shall, on the first business day after each such dividend payment date, mail to the holders of the Series B Preferred Stock an appropriate stock certificate representing that number of shares of the Series B Preferred Stock which is equal to: (A) the relevant dividend; divided by (B) Four Thousand One Hundred Sixty-Three and 26/100 Dollars ($4,163.26). The corporation may pay each quarterly dividend on the Series B Preferred Stock all in cash or all in shares of Series B Preferred Stock, but may not pay any quarterly dividend on the Series B Preferred Stock partly in cash and partly in shares of the Series B Preferred Stock.

                      3.3.1.3 GENERAL. Any dividend paid upon any Preferred Stock at a time when any accrued dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accrued dividend for the earliest period for which dividends are then delinquent, and shall be so designated to each shareholder to whom payment is made.

     All shares of Preferred Stock shall rank equally and shall share ratably, in proportion to the rate of dividend fixed hereunder in respect to each such share, in all dividends paid or set aside for payment for any dividend period or part thereof upon any such shares.

               3.3.2 REDEMPTION. The redemption price for each share of the Preferred Stock shall be Four Thousand One Hundred Sixty-Three and 26/100 Dollars ($4,163.26). Unless waived by the holder thereof, the corporation shall redeem all of the issued and outstanding shares of the Preferred Stock upon: (i) Liquidation; (ii) a Change in Control of more than twenty-five percent (25%) of the Capital Stock (on a fully diluted basis); or (iii) an IPO. Upon any redemption of shares of the Preferred Stock, the corporation shall pay in cash all cumulative and unpaid dividends on the shares of the Preferred Stock which are redeemed. As used herein, the following terms shall have the meanings specified:

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                      3.3.2.1 "Capital Stock" shall mean any capital stock of
the corporation or any security or obligation of the corporation which is by its terms convertible into capital stock of the corporation or any option, warrant, subscription or other purchase right with respect to capital stock of the corporation.

                      3.3.2.2 Except as may otherwise be provided with respect to any holder in an agreement between the corporation and such holder, "Change in Control" shall mean any transfer by the holder thereof of such holder's beneficial ownership interest in Capital Stock.

                      3.3.2.3 "IPO" shall mean the first sale to the public or an underwriter for cash of Capital Stock pursuant to a registration statement filed by the corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which subjects the corporation to Section 12 of the Securities Exchange Act of 1934, as amended.

                      3.3.2.4 "Liquidation" shall mean and include: (A) any voluntary or involuntary liquidation, dissolution of winding up of the corporation; (B) any sale of all or substantially all of the Capital Stock or the assets of the corporation; and (C) any merger or consolidation to which the corporation is a party, whether or not the corporation is the surviving entity in the transaction.

               3.3.3 LIQUIDATION. In the case of any Liquidation (as defined above), the holders of the Preferred Stock shall be entitled to receive out of the assets of the corporation in money or money's worth all accrued but unpaid dividends thereon (whether or not earned or declared and whether in the form of cash or stock) together with the sum of Four Thousand One Hundred Sixty-Three and 26/100 Dollars ($4,163.26) per share, before any of such assets shall be paid or distributed to holders of the Common Stock, and if the assets of the corporation shall be insufficient to pay the holders of all of the Preferred Stock then outstanding the entire amounts to which they may be entitled, the holders of each outstanding share of the Preferred Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to the Preferred Stock if all amounts payable thereon were paid in full.

               3.3.4 SINKING FUND. The Preferred Stock shall not be subject or entitled to the operation of a retirement or sinking fund.

               3.3.5 CONVERSION. The Preferred Stock shall not be convertible into shares of Common Stock or into shares of any other series or class of Capital Stock.

               3.3.6  VOTING.

                      3.3.6.1 SERIES A PREFERRED STOCK. The holder of each share of the Series A Preferred Stock shall be entitled to Three Thousand Six Hundred Forty-Three (3,643) votes per share on each matter on which any holders of Common Stock vote and shall vote with such holders of Common Stock as a single class and voting group, except as may be required by law.

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                      3.3.6.2 SERIES B PREFERRED STOCK. The holders of the
Series B Preferred Stock shall not be entitled to any vote on any matter except as may be required by law.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

          4.1 GENERAL. The holders of Class A Common Stock and the holders of Preferred Stock shall have the full preemptive right to participate in any issuance by the corporation of any Common Stock or any Preferred Stock in connection with any Preemptive Event (as defined below). The corporation shall notify the holders of Class A Common Stock and the holders of Preferred Stock of such right at least thirty (30) calendar days prior to the occurrence of a Preemptive Event (as defined below) and the holders of Class A Common Stock and the holders of Preferred Stock shall then each have the right and option to purchase all, but not less than all, of the Holder's Share of the Preemptive Shares (each as defined below) by written notice to the corporation.

          4.2 DEFINITIONS. As used herein, the following terms shall have the meanings specified:

               4.2.1 "Holder" shall mean either the holder of Class A Common Stock or the holder of Preferred Stock for which a Holder's Percentage is being calculated.

               4.2.2 "Holder's Percentage" shall mean that percentage calculated by dividing: (A) the number of shares of Common Stock (in the case of an issuance of additional Common Stock) or Preferred Stock (in the case of an issuance of additional Preferred Stock) held by the Holder, together with all shares of Common Stock (in the case of an issuance of additional Common Stock) or Preferred Stock (in the case of an issuance of additional Preferred Stock) issuable to the Holder upon exercise or conversion of all options, warrants or convertible securities owned by the Holder (excluding for purposes of this calculation this option for Preemptive Shares) as if such options, warrants and convertible securities had been exercised or converted; by (B) the number of all shares of Common Stock (in the case of an issuance of additional Common Stock) or Preferred Stock (in the case of an issuance of additional Preferred Stock) then issued and outstanding together with all shares of Common Stock (in the case of an issuance of additional Common Stock) or Preferred Stock (in the case of an issuance of additional Preferred Stock) issuable upon exercise or conversion of all options, warrants or convertible securities (excluding for purposes of this calculation the Preemptive Shares) as if such options, warrants and convertible securities had been exercised or converted.

               4.2.3 "Holder's Share" shall mean that number of the Preemptive Shares which is calculated by multiplying the Holder's Percentage by the number of Preemptive Shares.

               4.2.4 "Preemptive Event" shall mean the issuance of any Common Stock or Preferred Stock by the corporation, except: (A) upon the closing of an IPO (as defined above); (B) an issuance of Class C Common Stock; or (C) as otherwise agreed to by the Holder.

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               4.2.5  "Preemptive Shares" shall mean any shares of the Common
Stock or of the Preferred Stock of the corporation issued in a Preemptive Event.

                                    ARTICLE V

                           REGISTERED OFFICE AND AGENT

          The address of the registered office of the corporation is 411 EAST WISCONSIN AVENUE, SUITE 2550, MILWAUKEE, WISCONSIN 53202-4497 and the name of its registered agent at such address is LAWDOCK, INC.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

          The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the corporation, but in no case shall such number be less that one(1).

                                    * * * * *

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          4.   These Second Amended and Restated Articles of Incorporation
               contain certain amendments to the Corporation's existing Amended and Restated Articles of Incorporation which require shareholder approval for adoption. These Second Amended and Restated Articles of Incorporation were adopted by written consent of all the Corporation's shareholders in accordance with the requirements of Sections 180.1003 and 180.1004 of Wisconsin Business Corporation Law on March 29, 2000.

                                                     WPC BRANDS, INC.


                                                     By: /s/ James B. Burt
                                                        ------------------------
                                                        James B. Burt, President

This document was drafted by:
Kathryn M. Buono
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-4497

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